Exhibit 99.1

Thomas L. Tran Named New Chief Financial Officer of Molina Healthcare as Joseph W. White Announces Retirement

LONG BEACH, Calif.--(BUSINESS WIRE)--May 24, 2018--Molina Healthcare, Inc. (NYSE: MOH) announced today that its Board of Directors has appointed Thomas L. Tran as its new chief financial officer and treasurer, effective June 4, 2018, as Joseph W. White, currently CFO, has announced his plans to retire from the Company as of that same date.

“Tom is an industry leader with a proven track record of generating shareholder value,” said Joe Zubretsky, president and chief executive officer of Molina Healthcare, Inc. “His financial acumen and experience in successfully turning around and growing managed care businesses make him an invaluable addition to our executive leadership team. With Tom’s financial leadership, I am very confident in the continued execution of our margin recovery and sustainability plan.”

As CFO for Molina, Mr. Tran will have oversight of the Company’s finance, accounting, reporting, budgeting and forecasting, actuarial, investor relations and treasury functions. Mr. Tran brings over 35 years’ experience in health care, including six years as CFO of WellCare Health Plans, Inc., where he financially managed the company with $14 billion of revenue and helped lead its turnaround. Most recently, Mr. Tran was the CFO for Sentry Data Systems where he oversaw finance, human resources, operations and information security. He has also held leadership roles at CareGuide, Uniprise (a principal operating division of UnitedHealth Group), ConnectiCare, Blue Cross & Blue Shield of Massachusetts, and Cigna.

Mr. Tran earned his bachelor’s degree from Seton Hall University and his master’s degree in Business Administration from New York University. He will succeed Mr. White, who will retire after a distinguished 15-year career with the Company. Mr. White will continue his existing duties until Mr. Tran assumes his new role to ensure a smooth transition of responsibilities.

Mr. White’s career has included more than 30 years of financial management experience in the health care industry. He has held several positions since he started with Molina in 2003, including chief financial officer, treasurer, interim chief executive officer and chief accounting officer.

“Joe has been a stalwart leader for Molina over the years, and throughout my first seven months on the job here, I have benefitted from his partnership,” said Joe Zubretsky. “I am grateful for his dedicated leadership, and I wish him the best in his well-deserved retirement.”

“I am honored to have been a part of Molina Healthcare for the last 15 years,” said Joe White. “I leave with a great sense of pride in what we have accomplished, and I look forward to watching the Company flourish under this strong new leadership team.”

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.1 million members as of March 31, 2018. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” regarding the transition in our executive leadership and our financial performance. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we cannot give assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

CONTACT:
Molina Healthcare, Inc.
Investor Relations
Ryan Kubota, 562-506-9057
or
Public Relations
Laura Murray, 562-506-9208